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                                                                  EXHIBIT 5.1



                  HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP
                              1800 One M & T Plaza
                             Buffalo, New York 14203



                                                     December 10, 1998

Rent-Way, Inc.
3230 West Lake Road
Erie, Pennsylvania  16505

Ladies and Gentlemen:

                  Re:  Registration Statement on Form S-8
                       ----------------------------------

                  We are delivering this opinion at your request in connection with the registration by Rent-Way, Inc. (the "Company") under the Securities Act of 1933, as amended, and the Rules and Regulations thereunder (the "Act"), of 716,179 shares of the Company's Common Stock, without par value per share (the "Shares"), for issuance and sale by the Company pursuant to the above-referenced registration statement (the "Registration Statement") upon exercise of options granted under the Alrenco, Inc. 1998 Stock Incentive Plan, the RTO, Inc. 1996 Employee Stock Option Plan, and the Alrenco, Inc. 1995 Stock Incentive Plan (collectively, the "Plans").

                  The opinion set forth in this letter is based upon (1) our review of (a) the Registration Statement, (b) copies authenticated to our satisfaction of the Plans, (c) originals, or copies authenticated to our satisfaction, of the Company's Articles of Incorporation, as amended, its By-laws, as amended, and records of certain of its corporate proceedings and (d) such other certificates, opinions and instruments as we have deemed necessary and (2) our review of such published sources of law as we have deemed necessary. We have assumed that when the Shares are sold appropriate certificates complying with applicable law evidencing the Shares will be properly executed.

                  Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when the Shares are issued and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                              HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP

                                            By    /s/ John J. Zak
                                                  --------------------
                                                      John J. Zak
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